SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 21, 2002
Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court
Suite 900
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 221-0600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

In late November 2002, Health Care Property Investors, Inc. (the “Company”) discussed with Centennial Healthcare (“Centennial”), a privately owned long-term care operator, Centennial’s inability to make lease and loan payments owed to the Company. This is due in part to the expiration on October 1, 2002 of certain Medicare reimbursements for long-term care operators and the high cost of liability insurance. After those discussions, the Company sent default and lease termination notices to Centennial and its wholly-owned subsidiaries for non-payment of rent under 20 leases and non-payment of interest and principal under a secured loan. Centennial leases 17 facilities from the Company, is the borrower under a loan made by the Company and secured by one facility, and manages three facilities, which are leased to third parties, each of which is also in default for non-payment of rent. Including amounts due for December 2002, the Company has net rent and interest receivables due from Centennial and the third party lessees of the three facilities managed by Centennial of approximately $4.3 million. Letters of credit provided by an independent financial institution secure rent and loan payments due from Centennial up to $4.4 million. The total obligations of Centennial and the third party lessees under the leases and the loan are approximately $900,000 per month.

The Company is evaluating its alternatives including renegotiating the lease and loan contracts with Centennial and leasing the affected facilities to other operators. The Company anticipates that initial monthly payments under renegotiated or new leases will be approximately one-half of the current required monthly payments under the existing leases, but will increase over time.

Statements in this Current Report that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements include, among other things, statements regarding our intent, belief or expectations and relate to the timing of terminating our leases and loan with Centennial and third party lessees, our ability to enter into new leases for the affected facilities and the amount of rent that we can obtain in replacement leases. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors, some of which are discussed in our quarterly and annual reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date:	December 2, 2002
By:    /s/    Edward J. Henning
Name: Edward J. Henning
Title:   Senior Vice President, General Counsel and         Corporate Secretary

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